Exhibit 99.1

Sara Lee Corporation 3500 Lacey Road Downers Grove, IL 60515	News

Release Date:	FOR IMMEDIATE RELEASE
Contact:	Investor Relations: Melissa Napier, +1.630.598.8739 Robin Jansen, +31.30.292.7455 Media: Jon Harris, +1.630.598.8661

SARA LEE CORP. NAMES BOARDS OF DIRECTORS FOR INDEPENDENT BUSINESSES

FOLLOWING SPIN-OFF

DOWNERS GROVE, Ill. (May 31, 2012) – Sara Lee Corp. (Sara Lee) (NYSE: SLE) today announced the boards of directors for its international coffee and tea company, D.E MASTER BLENDERS 1753 and its North American meats company (currently referred to as “MeatCo”).

Upon completion of the proposed spin-off, Christopher Begley, current director of Sara Lee Corp. and the former chairman and chief executive officer of Hospira, Inc., will serve as non-executive chairman of the board of MeatCo.

As previously announced, Jan Bennink, currently executive chairman of Sara Lee Corp., will serve as non-executive chairman of the board of D.E MASTER BLENDERS 1753, which will be spun-off by the end of June 2012. Bennink has served as executive chairman of Sara Lee Corp. since Feb. 2011.

“I am very pleased with the strength and composition of our boards, which carry both continuity and new expertise,” Bennink said. “Both boards benefit from directors with deep and relevant experience, as well as a commitment to strong corporate governance and shareholder value. Chris Begley knows MeatCo well and I am confident he will be an effective chairman. I look forward to continuing my work with D.E MASTER BLENDERS 1753.”

MeatCo

After completion of the spin-off, the MeatCo board will feature three new board members and five existing Sara Lee Corp. directors. The MeatCo board intends to add one more member in the future to bring the total number of directors to nine. The new board members are:

Sara Lee Corp. Names Boards of Directors for Independent Businesses Following Spin-Off– Page 2

Todd Becker, 46, who has served as president and chief executive officer of Green Plains Renewable Energy, Inc. since 2009 and was appointed as a director of the company the same year. Prior to his current position, Becker served as chief executive officer of VBV

LLC (precursor to Green Plains) from May 2007 to October 2008. Mr. Becker also worked for ten years with ConAgra Foods in various management positions including vice president of international marketing for ConAgra Trade Group and president, ConAgra Grain Canada.

Ellen L. Brothers, 56, who has served as the executive vice president of Mattel, Inc. and president of American Girl (a subsidiary of Mattel) since July 2000. Prior to that, Ms. Brothers was employed by Pleasant Company, the predecessor to American Girl, which was acquired by Mattel in July 1998, in various roles, most recently as senior vice president of operations. She previously served on the board of directors of Bare Escentuals, Inc.

As previously announced, Sean M. Connolly, 46, chief executive officer, MeatCo. Sean joined Sara Lee from the Campbell Soup Company where he served as president of the $4.6 billion Campbell’s North America.

“I’m excited to welcome Todd Becker, Ellen Brothers and Sean Connolly to the MeatCo. Board of Directors,” said Bennink. “Todd has more than 24 years of relevant experience in various commodity processing businesses, risk management and supply chain management. Ellen is a retail expert with great experience in brand building. Sean has great food category knowledge and has brought fresh perspectives and direction to MeatCo since joining in 4Q 2011. They will each be a true resource within the board of this new company.”

In addition to Chris Begley, four current Sara Lee Corp. board members will transition to the MeatCo board. They are:

•	Virgis W. Colbert, retired executive vice president, Miller Brewing Company; director since 2006

•	Laurette T. Koellner, retired senior vice president, The Boeing Company and retired president, Boeing International; director since 2003

•	Sir Ian Prosser, retired chairman, InterContinental Hotels Group plc; director since 2004

•	Jonathan P. Ward, operating partner, Kohlberg & Co.; director since 2005

D.E MASTER BLENDERS 1753

The board of D.E MASTER BLENDERS 1753 will include four new board members and three existing directors form Sara Lee. Corp. The company intends to nominate two additional individuals for election to the board at the next meeting of shareholders, to bring the total number of directors to nine. The new members are:

Maria Mercedes (Mercy) M. Corrales, 62, former President, Starbucks Coffee Asia Pacific, and representative director and chief executive officer, Starbucks Coffee Japan. Corrales has led teams for Starbucks in Asia and also held a number of senior leadership positions in Asia and South America with Levi Strauss & Co. in her 32-year career with the company. Corrales is a non-executive director of Fraser and Neave, Limited and Huhtamaki OYJ. Additionally, Ms. Corrales has served on the board of directors of Starbucks joint venture companies in South Korea, Hongkong and Malaysia.

Sara Lee Corp. Names Boards of Directors for Independent Businesses Following Spin-Off– Page 3

As previously announced, Michiel Herkemij, chief executive officer, D.E MASTER BLENDERS 1753. He joined Sara Lee from Heineken N.V., one of the world’s leading beer companies. There he most recently served as president and chief executive officer of Cuauhtémoc Moctezuma, Mexico.

Andrea Illy, 47, who is chairman and chief executive officer of illycaffè SpA. Illy also serves on the board of directors of Gruppo Illy SpA, positions he has held since 2007. He has also held management positions with Ilko Coffee International (chairman) and Fondazione Altagamma (vice chairman). Additionally, he has served on the board of directors of the Association Scientifique Internationale pour le Cafè, Illycaffè Shanghai Co. Ltd., and illy caffè North America, Inc.

Sandra Taylor, 61, who is president and chief executive officer of Sustainable Business International LLC, a consulting firm she founded that specializes in social responsibility for global businesses. Prior to this, she served as senior vice president, Corporate Social Responsibility of Starbucks Corporation. Taylor has also held management positions with Eastman Kodak Company, ICI Americas and the European Community Chamber of Commerce, U.S.

“Mercy Corrales, Andrea Illy and Sandra Taylor bring a wealth of experience in key areas for D.E MASTER BLENDERS 1753,” added Bennink. “Mercy is a true international executive, with deep coffee experience and Michiel is providing DEMB with solid leadership and beverage marketing expertise. Andrea is well-known throughout the world for his coffee expertise, successfully building and expanding the Illy brand worldwide and Sandra brings sustainability and corporate social responsibility skills to our board. I look forward to welcoming these new members to an already distinguished board of directors.”

In addition to Jan Bennink, two current Sara Lee Corp. board members will transition to the new D.E MASTER BLENDERS 1753 board. They are:

•	Cees J.A. van Lede, retired chairman and chief executive officer, Akzo Nobel N.V.; director since 2002

•

Norman R. Sorensen, chairman of the International Advisory Council and retired chairman, president and chief executive officer, International Asset Management and Accumulation, Principal Financial Group Inc., director since 2007

Sara Lee Corp. Names Boards of Directors for Independent Businesses Following Spin-Off– Page 4

Sara Lee Corp. Directors

Four current Sara Lee Corp. directors will be stepping down and will not serve on either board. Crandall Bowles, chairman of Springs Industries Inc. and director since 2008, and Dr. John McAdam, retired chief executive officer of Imperial Chemical Industries Limited and director since 2008, will step off the board immediately after the spin-off. Jeffrey W. Ubben, chief executive officer and chief investment officer, ValueAct Capital and director since 2008, and James S. Crown, president, Henry Crown and Company and director since 1998, will step off the board on June 1, 2012.

“I’d like to thank Crandall Bowles, Jim Crown, Dr. McAdam and Jeff Ubben for their service to Sara Lee Corp.,” said Bennink. “They each played critical roles on the board, and were instrumental in developing the spin-off and driving shareholder value.”

About Sara Lee Corporation

Sara Lee Corp. (NYSE: SLE) and it’s leading portfolio of food and beverage brands, including Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Pickwick Teas, Sara Lee and Senseo, generate nearly $8 billion in annual net sales from continuing operations and employ approximately 20,000 people worldwide. In January, 2011, Sara Lee Corp. announced that it will divide the company into two pure -play publicly-traded companies, one focused on the international coffee and tea market and the other on North American meats. For more information on the company, please visit www.saralee.com.

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